Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

(2013 Stock Incentive Plan)

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”) and the participant identified on the Signature Page attached hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Blackstone Mortgage Trust, Inc. 2013 Stock Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Company has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein to the Participant pursuant to the Plan and the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of shares of Restricted Stock appearing on the signature page attached hereto (the “Award”).

2. Vesting of Restricted Stock.

(a) Vesting Schedule. The Award shall initially be unvested and shall vest in accordance with the following vesting schedule:

(i) Provided that the Participant has not undergone a Termination, the Award shall vest in substantially equal quarterly installments over the three (3) year period following the Date of Grant, with the sole exception of the first installment which shall vest simultaneously with the second installment at the close of the second quarter; provided that if the shares of Restricted Stock are not evenly divisible, then no fractional shares shall vest and the installments shall be as equal as possible with any smaller installments vesting first; and

(ii) Provided that the Participant has not undergone a Termination prior to a Change in Control, any portion of the Award that has not vested in accordance with clause (i) above shall vest in full as of the date of such Change in Control.

(b) Termination. If the Participant undergoes a Termination, the Award (or any portion thereof), to the extent not then vested or previously forfeited, shall immediately be forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor; provided, however, that:

(i) Upon the occurrence of a Qualifying Event on account of the death or Disability of the Participant, 100% of the Award shall vest (to the extent not previously vested) upon the date of such event; and

(ii) Upon the occurrence of a Qualifying Event on account of the Retirement of the Participant, (A) 50% of the then unvested shares of Restricted Stock subject to the Award shall vest upon the date of such event, and (B) all other unvested shares of Restricted Stock shall immediately be forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor.

(c) For purposes hereof:

(i) “Qualifying Event” shall mean a Termination as a result of the Participant’s death, Disability or Retirement.

(ii) “Retirement” shall mean the voluntary Termination of a Participant after (i) such Participant has reached age 65 and has at least five full years of service with the Company and its Affiliates (including Manager and its Affiliates) or (ii) (x) the Participant’s age plus years of service with the Company and its Affiliates totals at least 65, (y) the Participant has reached age 55, and (z) the Participant has had a minimum of five years of service.

3. Book Entry; Certificates. The Company shall recognize the Participant’s ownership through uncertificated book entry. If elected by the Company, certificates evidencing the Common Stock granted hereunder may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of the Award pursuant to this Agreement and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Common Stock subject to the Award. As soon as practicable following such time, any certificates for the Common Stock subject to the Award shall be issued to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional shares. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to any portion of the Award that has not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates (if any) to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4. Rights as a Stockholder. The Participant shall be the record owner of the shares of Restricted Stock until or unless such shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights and rights to dividends with respect to shares of Restricted Stock; provided that shares of Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in Section 7.

5. Restrictions. Any Common Stock issued to the Participant pursuant to the Award shall be subject to such stop transfer orders and other restrictions as the Committee (or its designee) may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the Committee (or its designee) may cause a notation or notations to be entered into the books and records of the Company to make appropriate reference to such restrictions.

6. No Right to Continued Employment or Service. Neither the Plan nor this Agreement nor the granting of the Award hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7. Transferability.

(a) Shares of Restricted Stock may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Transferred and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) “Transfer” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

8. Securities Laws; Cooperation. Upon the vesting of the Award (or any portion thereof), the Participant will make or enter into such written representations, warranties and agreements as the Committee may request in order to comply with applicable securities laws, the Plan or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This Grant shall be governed by and construed in accordance with the laws of the state of Maryland without regard to conflicts of laws.

11. Restricted Stock Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. Shares of Restricted Stock granted hereunder is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

Name:

Blackstone Mortgage Trust, Inc.

Name:
Title:

Dated:

Number of Shares of Restricted Stock	[•]